UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 20, 2017

Commission file number: 000-55262

Lvyuan Green Building Material Technology Corp.

(Exact name of registrant as specified in its charter)

Nevada	33-1227348
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification number)

Room 1216, Building 3, Incubator Mansion, Development Zone, Daqing City, Heilongjiang Province, China.	n/a
(Address of Principal Executive Offices)	(Zip Code)

86-755-2218-4466

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter. ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 5 Corporate Governance and Management

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective September 19, 2017, Wenbo Yu resigned as President. There was no known disagreement with Mr. Yu on any matter relating to the Company’s operations, policies or practices.

On September 19, 2017, the Board unanimously approved the appointment of Xiuling Pan as President, CEO and Chairman of the Board.

Xiuling Pan, 50, is the founder and has served as President of Sunshine Academy of Fine Arts in Daqing City and language school in the United States since September of 2012.She oversees the management of both companies. From 1987 to 1990, Ms. Pan studied at Hangzhou College of Commerce.

On September 19, 2017 the Board approved the appointment of Cuixiang Wang to serve as its Secretary and member of the Board of directors.

Cuixiang Wang, 59, has served as Secretary of the CPC Committee of Daqing Dongfeng Senior High School, Heilongjiang Province since September of 2012. She oversees the school’s party construction and governance. From 1978 to 1980, she studied at Harbin Normal University and received the National Superfine English Teacher award in 1996.

Our newly-appointed directors have not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years and has not been the subject of any investigation or enforcement action by the United States Securities and Exchange Commission or by any state in the United States.

At this time, we do not have any formal compensation agreements with Ms. Pan or Ms. Wang.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Lvyuan Green Building Material Technology Corp.

By: /s/ Xiuling Pan

Name: Xiuling Pan

Title: Chief Executive Officer, and Chairman of the Board of Directors

Date: November 9, 2017

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